SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

AMERICAN CELLULAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-60639 (Commission File Number)	22-3043811 (I.R.S. Employer Identification No.)

14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (405) 529-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

      On March 14, 2005, Dobson Cellular Systems, Inc. and American Cellular Corporation, which are subsidiaries of Dobson Communications Corporation, entered into Equity Interest Purchase Agreements with Global Tower, LLP to sell an aggregate of 563 cellular towers to Global Tower for a total purchase price of approximately $87.5 million. The transactions are subject to customary closing conditions and are expected to close over the next three to nine months.

      Under the terms of the American Cellular agreement with Global Tower, American Cellular will receive approximately $35.1 million for 204 cell towers located in Kentucky, Michigan, Minnesota, New York, Ohio, Oklahoma, Pennsylvania, West Virginia, and Wisconsin, subject to adjustment in accordance with the terms of the agreement. After the sale, American Cellular would retain ownership of 16 towers.

Item 8.01 Other Events

      On March 14, 2005, Dobson Communications Corporation issued a press release announcing the transactions described in Item 1.01, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

                99.1     Press Release dated March 14, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: March 17, 2005	By:	/s/ Ronald L. Ripley
Ronald L. Ripley
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 14, 2005